UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 24, 2012

Union Drilling, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51630	16-1537048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 International Plaza, Suite 610 Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(817) 735-8793
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On September 24, 2012, Union Drilling, Inc., a Delaware corporation (the “Company”), Sidewinder Drilling Inc., a Delaware corporation (“Sidewinder”), and Fastball Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Sidewinder (the “Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for $6.50 per Share in cash, without interest and subject to applicable withholding taxes (the “Offer Price”).  As soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Sidewinder.  The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders.  Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) the Company, Purchaser or Sidewinder (including the Contributed Shares (as defined below)) or (ii) stockholders of the Company who properly exercised their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive the Offer Price.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that the number of Shares validly tendered and not validly withdrawn in the Offer, together with the Contributed Shares and the Shares beneficially owned by Sidewinder or Purchaser (if any), equals at least 67.2% of the Shares then outstanding on a fully-diluted basis (the “Minimum Tender Condition”); (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); and (iii) certain other customary conditions.

Regardless of whether the Offer closes, the parties have agreed to complete the Merger after receipt of the approval of a majority of the Company’s stockholders for the adoption of the Merger Agreement and satisfaction of certain other conditions.  In that case, the consummation of the Merger would generally be subject to similar conditions as the Offer conditions (other than the Minimum Tender Condition) and would be subject to certain additional conditions, including the approval of the Company’s stockholders.

Subject to the terms of the Merger Agreement, applicable law and a sufficient number of authorized but unissued and unreserved Shares being available under the Company’s certificate of incorporation, the Company has granted Purchaser an irrevocable option (the “Top-Up Option”), which Purchaser will exercise immediately following consummation of the Offer, if necessary, to purchase additional Shares from the Company as necessary so that Sidewinder and Purchaser own, together with the Contributed Shares, not less than 90% of the total Shares outstanding immediately after the issuance of Shares under the Top-Up Option.  If Purchaser and Sidewinder acquire more than 90% of the outstanding Shares, including through exercise of the Top-Up Option, Purchaser will complete the Merger through the “short-form” procedures available under Delaware General Corporation Law.

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature, including a covenant of the Company to conduct its business in the ordinary course and not to take certain specified actions prior to consummation of the Merger.

The Company has agreed not to solicit, initiate or knowingly take any action to facilitate or encourage an alternative proposal for the acquisition of the Company and not to enter into or participate in any discussions or negotiations with, or furnish any information relating to the Company or afford access to the business, properties, assets, books and records of the Company or to otherwise cooperate in any way with any party that is seeking to make, or has made, an alternative proposal for the acquisition of the Company. However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, would be permitted to take certain actions, including engaging in negotiations, terminating the Merger Agreement or changing the board of directors’ recommendation, following receipt of an unsolicited acquisition proposal that the board of directors determines in good faith constitutes a superior proposal.  The Merger Agreement can also be terminated by Sidewinder or the Company under certain other circumstances.  In connection with certain terminations, including but not limited to a termination by the Company in response to receipt of a superior proposal, the Company will be required to pay Sidewinder a termination fee equal to $5 million, and in connection with certain other terminations, including but not limited to a termination by the Company is response to Sidewinder’s and the Purchaser’s failure to consummate the Offer or the Merger after the applicable conditions have been satisfied or waived, Sidewinder will be required to pay the Company a termination fee equal to $10 million.  The Company will also be required to pay the reasonable expenses of Sidewinder and Purchaser in an amount not to exceed $2 million if (i) the Merger Agreement is terminated because the Company’s stockholders are required to approve the Merger Agreement to consummate the Merger and such approval is not obtained or (ii) Sidewinder terminates the Merger Agreement because the Company has breached its representations, warranties, covenants or agreements contained in the Merger Agreement (subject to certain exceptions and conditions).

Sidewinder has represented to the Company in the Merger Agreement that it has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Sidewinder to pay the aggregate purchase price for the Shares in the Offer and all related fees and expenses. Consummation of the Offer and the Merger is not subject to a financing condition.

The Merger Agreement has been adopted by the boards of directors of both the Company and Sidewinder.

In addition, in connection with the Merger Agreement, on September 24, 2012, Sidewinder entered into two separate tender and voting agreements (each, a “Tender and Voting Agreement” and together, the “Tender and Voting Agreements”) with (i) Union Drilling Company LLC, a stockholder of the Company (the “Stockholder”), and (ii) the Company’s executive officers (the “Officers”).  Pursuant to the Tender and Voting Agreements, the Stockholder and the Officers agree, among other things, to (a) tender all of the Shares such Stockholder and such Officers beneficially own in the Offer and (b) vote such Shares in favor of adopting the Merger Agreement and the transactions contemplated thereby in the event stockholder approval is required to consummate the Merger.  The foregoing provisions of the Tender and Voting Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms and in the case of the Tender and Voting Agreement entered into by the Officers, the foregoing provisions also terminate if the board of directors of the Company changes its recommendation with respect to the Offer or the Merger in response to events or circumstances that were neither known nor reasonably foreseeable as of or prior to the date of the Merger Agreement.

As of September 24, 2012 and based on the information provided by the Stockholder and the Officers, the Shares owned by the Stockholder subject to the Tender and Voting Agreement represent approximately 36% of the outstanding Shares and the Shares owned by the Officers subject to the Tender and Voting Agreement represent less than 1% of the outstanding Shares.

In addition, in connection with the Merger Agreement, on September 24, 2012, Sidewinder entered into separate contribution, non-tender and support agreements (the “Support Agreements”) with certain stockholders of the Company (the “Rollover Stockholders”).  Pursuant to the Support Agreements, the Rollover Stockholders agree, to (i) not tender their Shares into the Offer, (ii) vote their Shares in favor of adopting the Merger Agreement and the transactions contemplated thereby in the event stockholder approval is required to consummate the Merger and (iii) after the consummation of the Offer and prior to the effective time of the Merger, contribute certain Shares (the “Contributed Shares”) to Sidewinder in exchange for equity in Sidewinder on the terms set forth therein.  The foregoing provisions of the Support Agreements terminate if the Merger Agreement is terminated in accordance with its terms or if the board of directors of the Company changes its recommendation with respect to the Offer or the Merger in response to events or circumstances that were neither known nor reasonably foreseeable as of or prior to the date of the Merger Agreement.

As of September 24, 2012 and based on the information provided by the Rollover Stockholders, the Shares owned by the Rollover Stockholders subject to the Support Agreements represent approximately 15% of the outstanding Shares.
________________________________________

The foregoing summaries of (i) the Merger Agreement and the transactions contemplated thereby, (ii) the Tender and Voting Agreements and the transactions contemplated thereby and (iii) the Support Agreements and the transactions contemplated thereby, in each case, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, the Tender and Voting Agreements and the Support Agreements furnished herewith as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5, which are incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Sidewinder or Purchaser, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Merger Agreement. For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

Additional Information

The tender offer described in this news release has not yet been commenced.  This news release and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Union Drilling.  At the time the tender offer is commenced, Sidewinder and Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer, with the Securities and Exchange Commission (the “SEC”).  The offer to purchase shares of common stock of the Company will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO.

Investors and stockholders of the Company are urged to read the tender offer statement and related materials (including the offer to purchase and letter of transmittal) and the related solicitation/recommendation statement, as they may be amended and/or supplemented from time to time, when they become available because they will contain important information that should be read prior to making a decision to tender shares.  Stockholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company, Sidewinder or Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2012 annual meeting of stockholders and is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  In addition, stockholders will be able to obtain a free copy of the tender offer documents (when they become available) from the information agent named in the offer to purchase or from Sidewinder.

In connection with the potential one-step merger, the Company would file a proxy statement with the Securities and Exchange Commission. Additionally, the Company would file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of the Company by Purchaser. The Company and its respective directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of stockholders of the Company in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Forward Looking Statements

Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, regulatory approvals, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of the federal securities laws and are subject to risks, uncertainties and assumptions.  These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words.  The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly and current reports on Form 10-Q and 8-K, including general economic and business conditions and industry trends, the continued strength or weakness of the contract land drilling industry in the geographic areas in which the Company operates, decisions about onshore exploration and development projects to be made by oil and gas companies, the highly competitive nature of the Company’s business, the Company’s future financial performance, including availability, terms and deployment of capital, the continued availability of qualified personnel, and changes in, or the Company’s failure or inability to comply with, government regulations, including those relating to workplace safety and the environment. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of September 24, 2012, by and among Union Drilling, Inc., Sidewinder Drilling Inc. and Fastball Acquisition Inc.*

2.2	Tender and Voting Agreement, dated as of September 24, 2012, by and between Sidewinder Drilling Inc. and Union Drilling Company LLC.

2.3	Tender and Voting Agreement, dated as of September 24, 2012, by and between Sidewinder Drilling Inc. and each of Christopher D. Strong, Tina L. Castillo and David S. Goldberg.*

2.4	Contribution, Non-Tender and Support Agreement, dated as of September 24, 2012, by and between Sidewinder Drilling Inc., Wolf Marine S.A. and Lucky Star Ltd.*

2.5	Contribution, Non-Tender and Support Agreement, dated as of September 24, 2012, by and between Sidewinder Drilling Inc. and Steven A. Webster.*

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2012	Union Drilling, Inc.

	By:	/s/ David S. Goldberg
		Name:	David S. Goldberg
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of September 24, 2012, by and among Union Drilling, Inc., Sidewinder Drilling Inc. and Fastball Acquisition Inc.*

2.2	Tender and Voting Agreement, dated as of September 24, 2012, by and between Sidewinder Drilling Inc. and Union Drilling Company LLC.*

2.3	Tender and Voting Agreement, dated as of September 24, 2012, by and between Sidewinder Drilling Inc. and each of Christopher D. Strong, Tina L. Castillo and David S. Goldberg.*

2.4	Contribution, Non-Tender and Support Agreement, dated as of September 24, 2012, by and between Sidewinder Drilling Inc., Wolf Marine S.A. and Lucky Star Ltd.*

2.5	Contribution, Non-Tender and Support Agreement, dated as of September 24, 2012, by and between Sidewinder Drilling Inc. and Steven A. Webster.*

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.